                                                                 EXHIBIT (a)(9)

                               AUDITORS' REPORTS

AUDITORS' REPORT TO THE MEMBERS OF THE SAGE GROUP PLC

  We have audited the financial statements on pages 28 to 46 which have been prepared under the historical cost convention and the accounting policies set out on pages 33 to 34.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

  As described on page 24 the Company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

  In our opinion the financial statements give a true and fair view of the state of affairs of the Company and of the Group as at 30 September 1997 and of the profit and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

[LOGO OF PRICE WATERHOUSE] .

Chartered Accountants and Registered Auditors
Newcastle upon Tyne
22 December 1997

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

REPORT BY THE AUDITORS TO THE DIRECTORS OF THE SAGE GROUP PLC ON CORPORATE GOVERNANCE MATTERS

  In addition to our audit of the financial statements we have reviewed your statements on pages 22 and 23 concerning the Group's compliance with the paragraphs of the Code of Best Practice specified for our review by the London Stock Exchange and the adoption of the going concern basis in preparing the financial statements. The objective of our review is to draw attention to non-compliance with Listing Rules 12.43(j) and 12.43(v) if not otherwise disclosed.

BASIS OF OPINION

  We carried out our review in accordance with guidance issued by the Auditing Practices Board. That guidance does not require us to perform the additional work necessary to, and we do not, express any opinion on the effectiveness of either the Group's system of internal financial control or corporate governance procedures nor on the ability of the Group to continue in operational existence.

OPINION

  In our opinion, your statements on internal financial controls and on going concern on page 23 have provided the disclosures required by the Listing Rules referred to above and are consistent with the information which came to our attention as a result of our audit work on the financial statements.

  In our opinion, based on enquiry of certain directors and officers of the Company and examination of relevant documents, your statements on pages 22 and 23 appropriately reflect the Group's compliance with the other aspects of the Code specified for our review by Listing Rule 12.43(j).

[LOGO OF PRICE WATERHOUSE] .

Chartered Accountants
Newcastle upon Tyne
22 December 1997

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 30 SEPTEMBER 1997



                                 EXISTING                    1997         1996
                                OPERATIONS  ACQUISITION     TOTAL        TOTAL
                          NOTE (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                          ---- ------------ ------------ ------------ ------------
Turnover................     2   134,671       17,418      152,089      136,236
Cost of sales...........         (21,273)        (759)     (22,032)     (21,121)
                                 -------      -------      -------      -------
Gross profit............         113,398       16,659      130,057      115,115
Selling and administra-
 tive expenses..........         (75,099)     (14,878)     (89,977)     (83,021)
                                 -------      -------      -------      -------
Operating profit .......  2, 3    38,299        1,781       40,080       32,094
Interest receivable.....                                       529          291
Interest payable........     4                              (2,974)      (2,332)
                                                           -------      -------
Profit on ordinary ac-
 tivities before taxa-
 tion...................                                    37,635       30,053
Taxation on profit on
 ordinary activities....     6                             (12,420)     (10,218)
                                                           -------      -------
Profit on ordinary ac-
 tivities after taxa-
 tion...................                                    25,215       19,835
Equity minority inter-
 ests...................                                        --           (7)

Profit for the financial
 year attributable to
 shareholders...........                                    25,215       19,828
Equity dividends........     7                              (3,137)      (2,837)
                                                           -------      -------
Amount transferred to
 reserves ..............    16                              22,078       16,991
                                                           -------      -------
Earnings per share
 (pence)................    23                               23.43p       18.50p
                                                           -------      -------
Net dividend per share
 (pence)................     7                                2.90p        2.64p
                                                           -------      -------



  All operations in the year and in the comparative year were continuing. There is no material difference between profits and losses as reported above and historical cost profits and losses in either the current or comparative year.

                           CONSOLIDATED BALANCE SHEET
                            AS AT 30 SEPTEMBER 1997



                                                           1997         1996
                                                  NOTE (Pounds)'000 (Pounds)'000
                                                  ---- ------------ ------------
Fixed assets:
 Tangible assets................................    8      25,188       24,838
                                                         --------     --------
Current assets:
 Stocks.........................................   10       3,299        3,350
 Debtors........................................   11      28,915       19,453
 Cash at bank and in hand.......................            7,372        5,249
                                                         --------     --------
                                                           39,586       28,052
Creditors: amounts falling due within one year..   12     (49,758)     (41,393)
                                                         --------     --------
Net current liabilities.........................          (10,172)     (13,341)
                                                         --------     --------
  Total assets less current liabilities.........           15,016       11,497
Creditors: amounts falling due after more than
 one year.......................................   13     (40,974)     (18,495)
Deferred maintenance income.....................          (20,283)     (16,112)
                                                         --------     --------
                                                          (46,241)    (23,110)
                                                         --------     --------
Capital and reserves:
 Called up equity share capital.................   15       1,081        1,073
 Share premium..................................   15       9,512        9,076
 Profit and loss account........................   16      77,260       52,229
                                                         --------     --------
                                                           87,853       62,378
Goodwill reserve................................   17    (134,094)     (85,592)
                                                         --------     --------
Equity shareholders' funds......................          (46,241)     (23,214)
Minority equity interests.......................              --           104
                                                         --------     --------
                                                          (46,241)     (23,110)
                                                         ========     ========

                             COMPANY BALANCE SHEET

                            AS AT 30 SEPTEMBER 1997



                                                            1997        1996
                                                   NOTE (Pounds)'000 (Pounds)'000
                                                   ---- ------------ ------------
Fixed assets
  Investments.....................................   9     62,062     21,196
                                                   ---    -------     ------
Current assets
  Stocks..........................................  10        694        300
  Debtors.........................................  11     35,810     33,032
  Cash at bank and in hand........................          2,384      1,169
                                                   ---    -------     ------
                                                           38,888     34,501
Creditors: amounts falling due within one year....  12    (12,028)    (9,767)
                                                   ---    -------     ------
Net current assets................................         26,860     24,734
                                                   ---    -------     ------
Total assets less current liabilities.............         88,922     45,930
Creditors: amounts falling due after more than 1
 year.............................................  13    (29,500)       --
                                                   ---    -------     ------
                                                           59,422     45,930
                                                   ---    -------     ------
Capital and reserves
  Called up equity share capital..................  15      1,081      1,073
  Share premium...................................  15      9,512      9,076
  Profit and loss account.........................  16     48,829     35,781
                                                   ---    -------     ------
Equity shareholders' funds........................         59,422     45,930
                                                   ---    -------     ------



  The financial statements on pages 28 to 46 were approved by the Board of Directors on 22 December 1997 and are signed on their behalf by:

P.A. Walker
Director

A. J. Hughes
Director

                        CONSOLIDATED CASH FLOW STATEMENT

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997



                                                           1997         1996
                                               NOTE    (Pounds)'000 (Pounds)'000
                                               ----    ------------ ------------
Net cash inflow from operating activities.....  24(a)     40,400       37,024
Returns on investments and servicing of
 finance
  Interest received...........................               529          291
  Interest paid...............................            (2,403)      (1,557)
  Interest element of finance lease rental
   payments...................................              (545)        (877)
                                               ---       -------      -------
Net cash outflow from returns on investments
 and servicing of finance.....................            (2,419)      (2,143)
Taxation
  Corporation tax (including ACT) paid........            (9,981)      (8,542)
Capital Expenditure
  Purchase of tangible fixed assets...........            (4,733)      (8,953)
  Sale of tangible fixed assets...............               873          326
                                               ---       -------      -------
Net cash outflow from capital expenditure.....            (3,860)      (8,627)
Acquisitions
Purchase of subsidiary undertakings:
  Net cash consideration - current year.......  18(c)    (42,648)     (16,979)
  Net cash consideration - prior year.........            (3,993)      (3,406)
                                               ---       -------      -------
  Net cash outflow from acquisitions..........           (46,641)     (20,385)
  Equity dividends paid.......................            (2,943)      (2,657)
                                               ---       -------      -------
  Net cash outflow before financing...........           (25,444)      (5,330)
Financing
  Shares issued...............................  24(c)        444          319
  Movement in loan funding....................  24(c)     26,697        4,420
  Finance lease funding net of capital
   payments...................................  24(c)       (124)        (235)
                                               ---       -------      -------
  Net cash inflow from financing..............            27,017        4,504
                                               ---       -------      -------
  Increase/(Decrease) in cash in the year.....  24(b)      1,573         (826)
                                               ---       -------      -------

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997



                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Profit for the financial year attributable to
 shareholders.........................................    25,215       19,828
Translation of foreign currency net investments and
 related borrowings...................................     2,953          949
                                                          ------       ------
  Total recognised gains and losses relating to the
   year...............................................    28,168       20,777
                                                          ======       ======



               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997



                                                          1997         1996
                                                      (Pounds)'000 (Pounds)'000
                                                      ------------ ------------
Profit for the financial year attributable to
 shareholders........................................    25,215       19,828
Dividends............................................    (3,137)      (2,837)
                                                        -------      -------
Amount transferred to reserves.......................    22,078       16,991
Translation of foreign currency net investments and
 related borrowings..................................     2,953          949
Movement in goodwill reserve in year.................   (48,502)     (25,821)
Shares issued for options............................       444          319
                                                        -------      -------
Movement for the year................................   (23,027)      (7,562)
Opening shareholders' funds..........................   (23,214)     (15,652)
                                                        -------      -------
Closing shareholders' funds..........................   (46,241)     (23,214)
                                                        =======      =======

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

                             NOTES TO THE ACCOUNTS

                      FOR THE YEAR ENDED 30 SEPTEMBER 1997

1. ACCOUNTING POLICIES

 (a) Basis of accounting

  The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards in the United Kingdom.

 (b) Basis of consolidation

  The financial statements of the Group comprise the financial statements of the Company and its subsidiaries prepared to 30 September 1997. The results of subsidiary undertakings acquired during the year are included from the effective date of acquisition.

 (c) Goodwill

  Goodwill, being the excess of the cost of shares in subsidiary undertakings over the fair value of assets acquired, is written off directly to a goodwill reserve in the year it is incurred.

 (d) Turnover

  Turnover represents invoiced sales to third parties after deducting credit notes, allowances, trading discounts and value added tax and is adjusted to include maintenance income on a straight line basis over the life of each maintenance agreement.

 (e) Tangible fixed assets

  Tangible fixed assets are stated at cost less accumulated depreciation.

  Depreciation on tangible fixed assets is provided for as follows:

Freehold land and buildings          - 0%
Long leasehold land and buildings    - over period of lease
Plant and equipment                  - 33.3% per annum on reducing balance
Fixtures and fittings                - 15% per annum on reducing balance
Motor vehicles                       - 25% per annum on reducing balance

  No depreciation is charged on the Group's freehold buildings because it is the Group's practice to maintain these assets in a continual state of sound repair and the directors consider that the economic life of these properties and their residual values are such that depreciation is not significant.

 (f) Development costs and other intangible assets

  All costs associated with the development of software are written off as incurred.

 (g) Stocks

  Stocks are stated at the lower of cost and net realisable value.

 (h) Leasing

  Where plant and equipment is acquired by finance leasing arrangements which give rights approximating to ownership the amount representing the purchase price of such assets is included in tangible fixed assets and the related obligations are included in creditors.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

1. ACCOUNTING POLICIES--CONTINUED

  All other leases are classified as operating leases and the annual rentals are charged to the profit and loss account as they fall due.

 (i) Foreign currency translation

  Foreign currency assets and liabilities are translated into sterling at rates of exchange ruling at the year end. Trading results are translated at the average rate prevailing during the year. Differences arising on the re-translation of the net investments and the results for the year are taken directly to reserves together with differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against Group equity investments in foreign enterprises. All other exchange differences are dealt with in the profit and loss account.

 (j) Deferred taxation

  Provision is made for deferred taxation to the extent that there is a reasonable probability that a liability will arise in the foreseeable future.

 (k) Pension scheme

  The Group operates defined contribution pension schemes for certain of its employees. The costs are charged to the profit and loss account as they fall due.

2. SEGMENT INFORMATION

  The directors consider there to be only one class of business and therefore only geographical segment information is given below.

 (a) The geographical analysis of turnover by destination is as follows:



                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
United Kingdom........................................    62,162       53,714
Mainland Europe.......................................    68,553       59,644
United States of America..............................    18,255       19,779
Rest of World.........................................     3,119        3,099
                                                         -------      -------
                                                         152,089      136,236
                                                         =======      =======



 (b) The geographical analysis of turnover, operating profit and net liabilities by origin is as follows:



                                                       1997                                   1996
                                       OPERATING       NET                    OPERATING       NET
                           TURNOVER      PROFIT    LIABILITIES    TURNOVER      PROFIT    LIABILITIES
                         (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                         ------------ ------------ ------------ ------------ ------------ ------------
United Kingdom..........    62,982       24,464      (36,281)      54,231       20,153      (12,399)
Mainland Europe.........    70,077       11,763       (8,978)      61,343        8,292       (9,040)
United States of
 America................    19,030        3,853         (982)      20,662        3,649       (1,671)
                           -------       ------      -------      -------       ------      -------
                           152,089       40,080      (46,241)     136,236       32,094      (23,110)
                           =======       ======      =======      =======       ======      =======



  In 1997 Mainland Europe includes the results of the KHK acquisition which contributed (Pounds)17,418,000 to turnover and (Pounds)1,781,000 to operating profit and had net liabilities at 30 September 1997 of (Pounds)2,483,000.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

3. OPERATING PROFIT
   Operating profit is stated after charging:



                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Staff costs (including directors' emoluments):
  - Wages and salaries................................    40,715       34,158
  - Social security costs.............................     9,857        9,536
  - Other pension costs...............................       639          560
Research and development (including staff costs)......    14,193       10,597
Depreciation of tangible fixed assets - owned.........     3,119        2,662
Depreciation of tangible fixed assets - leased........        38          228
Loss on sale of tangible fixed assets.................        99           46
Operating lease rentals:
  - Hire of plant and machinery                            1,453          697
  - Other.............................................     2,136        1,583
Auditors' remuneration................................       181          159
Exceptional costs (see below).........................         -        1,157
                                                          ======       ======



  Auditors' remuneration shown above includes (Pounds)13,000 (1996:
(Pounds)12,000) in respect of the Company. Non-audit services supplied by the Company's auditors amounted to (Pounds)46,000 (1996: (Pounds)17,000). Exceptional costs in 1996 comprised (Pounds)713,000 incurred in restructuring Sybel and (Pounds)444,000 of costs incurred in successfully defending an important legal case in the UK.

4. INTEREST PAYABLE



                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Interest payable on bank borrowings...................    2,429        1,455
Finance charges on finance leases.....................      545          877
                                                          -----        -----
                                                          2,974        2,332
                                                          =====        =====



5. EMPLOYEES AND DIRECTORS

 (a) Employees

  The average number of persons employed by the Group during the year was:



                                                                     1997  1996
                                                                     ----- -----
United Kingdom and Europe........................................... 1,493 1,415
United States of America............................................   275   300
                                                                     ----- -----
                                                                     1,768 1,715
                                                                     ===== =====

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

5. EMPLOYEES AND DIRECTORS--CONTINUED

 (b) Directors

  The directors and their interests and those of their families in the ordinary share capital of the Company at the dates given below were as follows:



                                                 AT 30 SEPTEMBER AT 30 SEPTEMBER
SHARES                                                1997            1996
------                                           --------------- ---------------
A D Goldman (Resigned 30 September 1997)........    8,603,225       8,822,325
L C N Bury......................................       50,000             --
C J Constable...................................        2,000           2,000
K C Howe........................................      250,000         150,000
A J Hughes......................................          --              --
M E W Jackson...................................       53,925          53,925
T P Maxfield....................................    2,540,700       2,990,700
P L Stobart.....................................          --              --
P A Walker......................................      900,465         900,465
A W G Wylie.....................................   12,442,140      12,542,140
                                                   ----------      ----------
                                                   24,842,455      25,461,555
                                                   ==========      ==========



  The above interests in the ordinary share capital of the Company are beneficial other than Mr A D Goldman's holding which includes 3,494,075 shares (1996: 3,594,075) held by him as trustee in a non-beneficial capacity and Mr A W G Wylie's holding which includes 4,000,000 (1996:nil) held by him as trustee in a non-beneficial capacity.

  There have been no changes in the directors' interests in the share capital of the Company between 30 September 1997 and 10 December 1997.

  Three executive directors exercised share options during the year as set out in the table below:



                           EXERCISE AT 30 SEPTEMBER EXERCISED IN AT 30 SEPTEMBER
OPTIONS                     PRICE        1996         THE YEAR        1997
-------                    -------- --------------- ------------ ---------------
K C Howe..................   62.0p       250,000      (250,000)           --
A J Hughes................   99.6p       250,000      (100,000)      150,000
T P Maxfield..............    6.6p        11,060           --         11,060
P L Stobart...............  432.0p       115,741           --        115,741
P A Walker................    6.6p       428,315      (130,000)      298,315
  *.......................   99.6p       250,000           --        250,000
  *.......................  339.0p       156,000           --        156,000
                            ------     ---------      --------       -------
                                       1,461,116      (480,000)      981,116
                            ======     =========      ========       =======


Notes:

(1) All share options exercised above were exercised on 28 May 1997 when the prevailing market price was (Pounds)6.50.

(2) Total gains on the exercise of share options were (Pounds)2,856,820 (1996:
    nil).

(3) Including gains on share options, the total emoluments of the highest paid director were (Pounds)1,662,000 (1996: (Pounds)297,000).

Exercise dates for these options are disclosed in note 15 as is relevant market price information.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

5. EMPLOYEES AND DIRECTORS--CONTINUED

  Directors' emoluments for the year ended 30 September 1997 were as follows:



                                                      BENEFITS       PENSION
                             SALARY       BONUS      IN KIND/3/  CONTRIBUTIONS/1/  TOTAL 1997   TOTAL 1996
                          (Pounds)'000 (Pounds)'000 (Pounds)'000   (Pounds)'000   (Pounds)'000 (Pounds)'000
                          ------------ ------------ ------------ ---------------- ------------ ------------
A D Goldman/4/ (Resigned
 30 September 1997).....       160          64           16             32             272          297
L C N Bury..............        19         --           --             --               19           11
C J Constable...........        19         --           --             --               19           11
K C Howe................       177         --             8              7             192          195
A J Hughes..............        93          33           13             16             155          130
M E W Jackson/2/........        72         --             1            --               73           65
T P Maxfield/4/.........       100          35           11             17             163          158
P L Stobart (Appointed 1
 January 1997)..........        97          50           10             17             174          --
P A Walker..............       185          74           13             32             304          245
A W G Wylie.............       115          50           15             18             198          178
B R Fisher (Resigned 31
 December 1995).........       --          --           --             --              --             3
                             -----         ---          ---            ---           -----        -----
                             1,037         306           87            139           1,569        1,293
                             =====         ===          ===            ===           =====        =====


--------
Notes:

(1) Retirement benefits were accruing to 7 directors (1996: 6). All pension contributions accrued under money purchase schemes.

(2) This amount includes payments of (Pounds)28,750 (1996: (Pounds)24,996) for corporate advisory services.

(3) Benefits in kind include the provision of a company car, fuel, telephone and medical insurance.

(4) In addition to the above, (Pounds)62,000 (1996: (Pounds)nil) was payable to A D Goldman and (Pounds)20,000 (1996: nil) was payable to T P Maxfield upon their retirement being non-cash benefits representing motor vehicles.

6. TAXATION



                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
UK Corporation tax....................................     8,281        6,785
Overseas Corporation tax..............................     4,139        3,612
Deferred tax..........................................       --          (179)
                                                          ------       ------
                                                          12,420       10,218
                                                          ======       ======



7. DIVIDENDS



                                                           1997         1996
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
Interim paid 0.97p per share (1996: 0.88p)............    1,052          948
Final proposed 1.93p per share (1996: 1.76p)..........    2,085        1,889
                                                          -----        -----
Total 2.90p (1996: 2.64p).............................    3,137        2,837
                                                          =====        =====

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

8. TANGIBLE FIXED ASSETS



                                          LONG
                           FREEHOLD    LEASEHOLD
                           LAND AND     LAND AND    PLANT AND     FIXTURES      MOTOR
                          BUILDINGS    BUILDINGS    EQUIPMENT   AND FITTINGS   VEHICLES      TOTAL
                         (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                         ------------ ------------ ------------ ------------ ------------ ------------
Cost
 At 1 October 1996......    17,304        217         10,003       5,623        1,951        35,098
 Additions..............        64        --           3,131         795          743         4,733
 Disposals..............       --          (5)        (3,057)       (532)        (647)       (4,241)
 Business acquired......       --         --           4,206         260           53         4,519
 Exchange rate
  movements.............      (687)       --            (877)       (577)         (79)       (2,220)
                            ------        ---         ------       -----        -----        ------
 At 30 September 1997...    16,681        212         13,406       5,569        2,021        37,889
                            ======        ===         ======       =====        =====        ======
Depreciation
 At 1 October 1996......       --          92          6,715       2,643          810        10,260
 Charge for the year....       --           5          1,744       1,026          382         3,157
 Disposals..............       --          (5)        (2,727)       (164)        (373)       (3,269)
 Business acquired......       --         --           3,305         111           21         3,437
 Exchange rate
  movements.............       --         --            (546)       (290)         (48)         (884)
                            ------        ---         ------       -----        -----        ------
At 30 September 1997....       --          92          8,491       3,326          792        12,701
                            ======        ===         ======       =====        =====        ======
 Net book amount
 At 30 September 1997...    16,681        120          4,915       2,243        1,229        25,188
                            ------        ---         ------       -----        -----        ------
 At 30 September 1996...    17,304        125          3,288       2,980        1,141        24,838
                            ======        ===         ======       =====        =====        ======



  Included above are fixed assets purchased under finance leases at a cost of (Pounds)5,250,000 (1996: (Pounds)6,469,000). The accumulated depreciation on these assets at 30 September 1997 amounted to (Pounds)1,231,000 (1996:
(Pounds)1,296,000).

9. INVESTMENTS



                                                                      COMPANY
                                                                        1997
                                                                    (Pounds)'000
                                                                    ------------
Cost
 At 1 October 1996.................................................    21,492
 Additions.........................................................    40,866
                                                                       ------
 At 30 September 1997..............................................    62,358
                                                                       ======
Provision for diminution in value
 At 1 October 1996 and at 30 September 1997........................      (296)
                                                                       ======
Net book amount
 At 30 September 1997..............................................    62,062
                                                                       ------
 At 30 September 1996                                                  21,196
                                                                       ======

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

9. INVESTMENTS--CONTINUED

  Principal subsidiary undertakings at 30 September 1997, all of which are wholly owned and are included in the Group accounts, were as follows:



                                                                                 COUNTRY OF
                                                                                INCORPORATION
                COMPANY                         NATURE OF BUSINESS              AND OPERATION
                -------                         ------------------              -------------
 Sagesoft Limited                       Software Development and Publication       England
 Yorkshire Business Forms Limited       Distribution of Computer Forms             England
 Multisoft Financial Systems Limited    Software Development and Publication       England
 DacEasy Inc*                           Software Development and Publication           USA
 Telemagic Inc*                         Software Development and Publication           USA
 Timeslips Inc*                         Software Development and Publication           USA
 Prosoft Corp. (trading as Carpe Diem)* Software Development and Publication           USA
 Ciel SA*                               Software Development and Publication        France
 Sage France*                           Software Development and Publication        France
 KHK Software AG*                       Software Development and Publication       Germany

--------
* Shares held by subsidiary undertaking
  All investments are in ordinary share capital.

10. STOCKS



                                 1997      GROUP 1996      1997     COMPANY 1996
                             (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                             ------------ ------------ ------------ ------------
Materials...................      886          950          88          120
Finished goods..............    2,413        2,400         606          180
                                -----        -----         ---          ---
                                3,299        3,350         694          300
                                =====        =====         ===          ===



11. DEBTORS



                                1997      GROUP 1996      1997     COMPANY 1996
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                            ------------ ------------ ------------ ------------
Trade debtors..............    19,642       15,986        7,468        4,423
Amounts owed by Group
 undertakings..............       --           --        27,491       27,916
Debts factored with
 recourse (note 12)........     5,580          --           --           --
Other debtors..............     1,549        1,559           32           23
Prepayments................     1,623        1,436          298          198
Taxation recoverable.......       521          472          521          472
                               ------       ------       ------       ------
                               28,915       19,453       35,810       33,032
                               ======       ======       ======       ======



  Taxation recoverable represents advance corporation tax which is recoverable more than one year after the balance sheet date.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

12. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR



                                           GROUP                     COMPANY
                             1997          1996          1997          1996
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
                         ------------- ------------- ------------- ------------
Current portion of bank
 loans and bank
 overdraft..............     5,110         3,158         4,500          --
Current portion of
 finance lease
 obligations............       422           730           --           --
Trade creditors.........     9,374         8,555         1,345        1,469
Provision for debts
 factored with recourse
 (note 11)..............     5,580           --            --           --
Amounts owed to Group
 undertakings...........       --            --            204          591
Corporation tax.........    11,041         8,574            29          --
Other taxes and social
 security costs.........     7,285         7,889         1,525        1,048
Accruals................     6,789         4,915         1,819        1,819
Deferred consideration
 on acquisitions........       --          3,241           --         2,149
Advance corporation
 tax....................       521           472           521          472
Proposed dividend.......     2,085         1,889         2,085        1,889
Other creditors.........     1,551         1,970           --           330
                            ------        ------        ------        -----
                            49,758        41,393        12,028        9,767
                            ======        ======        ======        =====



  Included in current portion of bank loans and bank overdraft is (Pounds)4,500,000 (1996: (Pounds)3,098,000) of unsecured loans which are repayable by instalments in less than five years and (Pounds)550,000 of bank overdraft.

13. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR



                                           GROUP                     COMPANY
                             1997          1996          1997          1996
                         (Pounds)'000  (Pounds)'000  (Pounds)'000  (Pounds)'000
                         ------------- ------------- ------------- ------------
Finance lease
 obligations:
  1-2 years.............       181           141           --          --
  2-5 years.............       790         1,334           --          --
  5 years and over......     5,112         6,066           --          --
Bank loans:
  1-2 years.............     8,748         3,158         8,400         --
  2-5 years.............    25,558         7,151        21,100         --
  5 years and over......       585           645           --          --
                            ------        ------        ------         ---
                            40,974        18,495        29,500         --
                            ======        ======        ======         ===



  Included in Group bank loans above and in note 12 is (Pounds)38,278,000 (1996: (Pounds)10,069,000) of unsecured loans repayable by instalments in less than five years which were taken out in connection with the Sybel and KHK acquisitions. Loans repayable in excess of five years are secured on a Group freehold property and accrue interest at a rate of 1.75% over the UK base rate and are repayable at (Pounds)60,000 per annum.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

14. PROVISIONS FOR LIABILITIES AND CHARGES

  The provision for deferred taxation at 30 September 1997 was (Pounds) nil (1996: (Pounds) nil).



                                             GROUP                    COMPANY
                                 1997         1996         1997         1996
                             (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                             ------------ ------------ ------------ ------------
Full potential deferred tax
 (asset)/liability:
Tax deferred by accelerated
 capital allowances........        714          126        --           --
Short term timing
 differences...............     (9,814)      (2,788)       --             1
                                ------       ------        ---          ---
                                (9,100)      (2,662)       --             1
                                ======       ======        ===          ===



  Deferred tax has been calculated at 31% (1996: 33%) in respect of UK companies and at the respective prevailing rates for the overseas subsidiaries. No deferred tax has been provided in respect of the remittance of earnings retained overseas, as there is no intention in the foreseeable future to remit these earnings to the UK.

15. CALLED UP EQUITY SHARE CAPITAL AND SHARE PREMIUM ACCOUNT

 (a) Ordinary share capital



                                                              1997         1996
                                                      (Pounds)'000 (Pounds)'000
                                                      ------------ ------------
Allotted and fully paid 108,072,478 Ordinary shares
 of 1p each (1996: 107,326,095)......................        1,081        1,073
                                                      ============ ============


  The authorised share capital of the Company at 30 September 1997 and 30 September 1996 was (Pounds)1,438,500 comprising 143,850,000 ordinary shares of 1p each.

  During the year, 745,950 1p ordinary shares were issued in respect of options exercised under executive share option schemes which were exercised at prices of 6.6p, 37.8p, 62.0p, 98.0p and 99.6p. Proceeds received in respect of these shares were (Pounds)442,502. The following share options were outstanding at 30 September 1997:



DATE OPTION GRANTED  OPTION PRICE PER SHARE          DATE EXERCISABLE           NUMBER OF SHARES
-------------------  ----------------------- ---------------------------------- ----------------
16 March 1989                  6.6p           6 December 1989--16 March 1999        309,375
11 January 1991               37.8p          11 January 1994--11 January 2001       103,160
20 December 1991              62.0p          20 December 1994--20 December 2001     130,000
 5 January 1993               98.0p           5 January 1996--5 January 2003         75,000
16 December 1993              99.6p          16 December 1996--16 December 2003     400,000
15 January 1996              339.0p          15 January 1999--15 January 2006       156,000
 3 May 1996                  432.0p           3 May 1999--3 May 2006                160,741
10 February 1997             539.0p          10 February 2000--10 February 2007      15,000
19 May 1997                  652.0p          19 May 2000--19 May 2007               150,000

  In addition options as follows were granted on 20 September 1996 under the terms of The Sage Group plc 1996 Savings Related Share Option Scheme approved by members on 7 February 1996:

20 September 1996             346.0p            20 September 1999--19 March 2000     56,023
20 September 1996             346.0p            20 September 2001--19 March 2002    119,747
20 September 1996             346.0p            20 September 2003--19 March 2004     32,680


  Under the above scheme, 433 1p ordinary shares were issued during the year for proceeds of (Pounds)1,498.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

15. CALLED UP EQUITY SHARE CAPITAL AND SHARE PREMIUM ACCOUNT--CONTINUED

  The market price of the shares of the Company at 30 September 1997 was 696p and the highest and lowest prices during the year were 720p and 458p respectively.

(B) SHARE PREMIUM



                                                                     GROUP AND
                                                                      COMPANY
                                                                    (Pounds)'000
                                                                    ------------
At 1 October 1996..................................................    9,076
Shares issued for options exercised................................      436
                                                                       -----
At 30 September 1997...............................................    9,512
                                                                       =====



16. PROFIT AND LOSS ACCOUNT



                                                          GROUP       COMPANY
                                                       (Pounds)'000 (Pounds)'000
                                                       ------------ ------------
At 1 October 1996.....................................    52,229       35,781
Retained profit for the year..........................    22,078       13,048
Foreign currency translation differences..............     2,953          --
                                                          ------       ------
At 30 September 1997..................................    77,260       48,829
                                                          ======       ======



  Currency translation adjustments in the Group profit and loss account include gains of (Pounds)1,172,000 (1996:(Pounds)545,000) relating to foreign currency borrowings used to finance overseas investments.

17. GOODWILL RESERVE



                                                                       GROUP
                                                                    (Pounds)'000
                                                                    ------------
At 1 October 1996..................................................    85,592
Goodwill arising in the year.......................................    48,502
                                                                      -------
At 30 September 1997...............................................   134,094
                                                                      =======



  Goodwill arising in the year comprises (Pounds)45.0m in respect of the acquisition of KHK (see note 18(a)), (Pounds)2.5m in respect of the acquisition of Prosoft Corp. (trading as Carpe Diem), (see note 18(b)), (Pounds)0.8m in respect of the acquisition of minority interests in Ciel SA and (Pounds)0.2m principally in respect of the final determination of fair values on the acquisition of Sybel.

  The cumulative amount of goodwill written off to reserves, before utilisation of section 131(2) of the Companies Act 1985, amounts to (Pounds)137,871,000 at 30 September 1997 (1996: (Pounds)89,369,000).

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

18. ACQUISITIONS

 (a) KHK

  On 27 February 1997 the Group completed the acquisition of KHK Software AG for a net cash consideration of (Pounds)40.7m (inclusive of (Pounds)0.6m costs). Total goodwill arising on the acquisition is (Pounds)45.0m. The fair value of net assets acquired are based on provisional assessments pending final determination of certain assets and liabilities.

  The assets and liabilities of KHK at fair value were:



                                          FAIR VALUE ADJUSTMENTS
                           ----------------------------------------------------
                                          ALIGNMENT
                                        OF ACCOUNTING               FAIR VALUE
                            BOOK VALUE  POLICIES(/1/)  OTHER(/2/)    TO GROUP
                           (Pounds)'000 (Pounds)'000  (Pounds)'000 (Pounds)'000
                           ------------ ------------- ------------ ------------
Fixed assets..............     1,585         (503)          --         1,082
Stocks....................       568          --            (42)         526
Debtors...................    11,125        6,033        (5,859)      11,299
Cash at bank..............       573          --            --           573
Creditors falling due
 within one year..........    (4,558)      (6,033)         (931)     (11,522)
Provision for
 reorganisation(3)........    (1,246)         --            --        (1,246)
Deferred income...........    (4,964)         --            --        (4,964)
                              ------       ------        ------      -------
                               3,083         (503)       (6,832)      (4,252)
Goodwill arising (note
 17)......................                                            45,011
                              ------       ------        ------      -------
Cash consideration
 including costs (note
 18(c))...................                                           (40,759)
                              ======       ======        ======      =======


Notes:

(1) Alignment of accounting policies relates to the elimination of intangible fixed assets and the grossing up of debtors and borrowings to reflect trade sales under a debt financing facility with full recourse.

(2) Other adjustments include a reappraisal of the provision for bad and doubtful debts and an assessment of product warranty and recall costs.

(3) Relates to the reorganisation of an Austrian subsidiary which was a commitment of management prior to acquisition.

  Prior to acquisition the last full set of financial statements of KHK were prepared to 31 December 1996 and showed a profit after taxation and minority interests of DM 5.3m.

  The pre-acquisition results for KHK for the period from 1 January 1997 to 26 February 1997 prepared under KHK's accounting policies and principles prior to acquisition were as follows:



                                                                         DM'000
                                                                         ------
Turnover................................................................ 11,291
                                                                         ------
Operating Loss before exceptional items.................................   (313)
Exceptional Items--provision for reorganisation......................... (3,414)
                                                                         ------
Operating Loss after exceptional items.................................. (3,727)
Net Interest receivable.................................................    212
                                                                         ------
Loss before taxation.................................................... (3,515)
Taxation and minority interests.........................................    (40)
                                                                         ------
Loss after taxation..................................................... (3,555)
                                                                         ======

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

18. ACQUISITIONS--CONTINUED

  Other than the loss for the period there were no other gains or losses.

 (b) Other

  Other acquisitions comprise the purchase of Prosoft Corp. (trading as Carpe
Diem) for (Pounds)2.2m. The book value of assets acquired was (Pounds)0.2m. Fair value adjustments relating to the deferral of maintenance revenues in accordance with Group accounting policies and to adjustments to working capital amounted to (Pounds)(0.5)m resulting in goodwill of (Pounds)2.5m. A maximum of $2.8m further consideration is potentially payable for this acquisition dependent upon achievement of revenue thresholds however none of this additional consideration has been provided as it is considered unlikely that further contractual payments will be made.

         (c) Analysis of net outflow of cash in respect of acquisitions

Cash consideration:



                                                                    (Pounds)'000
                                                                    ------------
KHK (note 18(a))...................................................    40,759
Prosoft Corp. (note 18(b)).........................................     2,180
Net cash acquired..................................................      (291)
                                                                       ------
                                                                       42,648
                                                                       ======



19. PARENT COMPANY PROFIT AND LOSS ACCOUNT

  As permitted by Section 230(1) of the Companies Act 1985, The Sage Group plc has not presented its own profit and loss account. The amount of profit for the financial year before dividends dealt with in the accounts of the parent company is (Pounds)16,185,000 (1996: (Pounds)12,926,000). There is no material difference between the profits and losses as reported above and historical cost profits and losses.

20. OPERATING LEASE COMMITMENTS

  The Group's annual commitment under non-cancellable operating leases comprises:



                                             1997                      1996
                             PLANT AND     LAND AND    PLANT AND     LAND AND
                             EQUIPMENT    BUILDINGS    EQUIPMENT    BUILDINGS
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                            ------------ ------------ ------------ ------------
Expiring within 1 year.....    1,159          291         122           496
Expiring between 1 and 2
 years.....................      600          716         108           421
Expiring between 2 and 5
 years.....................    1,123        3,433         325            90
Expiring after more than 5
 years.....................      --           --          --            439
                               -----        -----         ---         -----
                               2,882        4,440         555         1,446
                               =====        =====         ===         =====



          The Company has no operating lease commitments (1996: nil).

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

21. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

  The Group has no contracted capital commitments at 30 September 1997 (1996:
(Pounds)0.2m). The Group has no contingent liabilities at 30 September 1997 (1996: (Pounds)nil) with the exception of deferred consideration in respect of the acquisition of Prosoft Corp.

22. PENSION COMMITMENTS

  The Group operates one principal Group personal pension plan which is managed by Norwich Union Life Assurance Society and covers the majority of its UK full time employees. The Group also operates a fully insured executive pension plan managed by the Scottish Equitable Life Assurance Society for its Executive Directors. Both are defined contribution pension schemes.

23. EARNINGS PER SHARE

  Earnings per share are calculated based on a weighted average number of 1p shares in issue during the year of 107,641,176 (1996: 107,149,618).

24. CONSOLIDATED CASH FLOW STATEMENT

(A) RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES



                                                          1997         1996
                                                      (Pounds)'000 (Pounds)'000
                                                      ------------ ------------
Operating profit (1996--after exceptional costs of
 (Pounds)1,157,000)..................................    40,080       32,094
Depreciation charges.................................     3,157        2,890
Loss on sale of tangible fixed assets................        99           46
Exchange differences.................................    (1,356)          26
Decrease/(Increase) in stocks........................       578         (321)
Decrease/(Increase) in debtors.......................     2,298         (455)
(Decrease)/Increase in creditors.....................    (4,650)         768
Increase in provision for deferred maintenance.......       194        1,976
                                                         ------       ------
 Net cash inflow from operating activities...........    40,400       37,024
                                                         ======       ======



  Exceptional costs in 1996 include an amount of (Pounds)335,000 which had not been paid at 30 September 1996.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

24. CONSOLIDATED CASH FLOW STATEMENT--CONTINUED

(B) ANALYSIS OF CHANGES IN NET CASH



                                                                    (Pounds)'000
                                                                    ------------
At 1 October 1996..................................................    5,249
Net cash movement..................................................    1,573
                                                                       -----
 At 30 September 1997..............................................    6,822



  KHK's overdraft balance was (Pounds)282,000 on acquisition and (Pounds)550,000 at the year end, the movement resulting principally from operating cash flows.

(C) ANALYSIS OF CHANGES IN FINANCING DURING THE YEAR



                                SHARE CAPITAL                 OBLIGATIONS UNDER
                             (INCLUDING PREMIUM)    LOANS      FINANCE LEASES
                                (Pounds)'000     (Pounds)'000   (Pounds)'000
                             ------------------- ------------ -----------------
At 1 October 1996...........       10,149           14,112          8,271
Acquisitions................          --               399            --
Exchange differences........          --            (1,757)        (1,642)

Net cash flow from
 financing..................          444           26,697           (124)
                                   ------           ------         ------
 At 30 September 1997.......       10,593           39,451          6,505
                                   ======           ======         ======



(D) RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT (INCLUSIVE OF FINANCE LEASES)



                                                                    (Pounds)'000
                                                                    ------------
Increase in cash in the year.......................................     1,573
Cash inflow from increase in debt..................................   (26,573)
                                                                      -------
Change in net debt resulting from cash flows.......................   (25,000)
Loan acquired with subsidiary......................................      (399)
Exchange difference................................................     3,399
                                                                      -------
Movement in net debt in the year...................................   (22,000)
Net debt at 1 October 1996.........................................   (17,134)
                                                                      -------
 Net debt at 30 September 1997.....................................   (39,134)
                                                                      =======



(E) ANALYSIS OF CHANGE OF NET DEBT (INCLUSIVE OF FINANCE LEASES)



                                AT 1                                  AT 30
                              OCTOBER                   EXCHANGE    SEPTEMBER
                                1997      CASH FLOW     MOVEMENT       1997
                            (Pounds)'000 (Pounds)'000 (Pounds)'000 (Pounds)'000
                            ------------ ------------ ------------ ------------
Net cash at bank and in
 hand......................     5,249        1,573         --          6,822
Debt due within one year...    (3,888)      (1,655)        561        (4,982)
Debt due after one year....   (18,495)     (25,317)      2,838       (40,974)
                              -------      -------       -----       -------
  Total....................   (17,134)     (25,399)      3,399       (39,134)
                              =======      =======       =====       =======



25. RELATED PARTY TRANSACTIONS

  In addition to fees in connection with services as a director as disclosed in note 5, the Company rents premises from Elderstreet Investments Limited, a company in which Mr M E W Jackson has an interest. The rental paid during the year was (Pounds)15,000 and (Pounds) nil was due to Elderstreet Investments Limited at 30 September 1997.

  During the year the Group purchased for (Pounds)0.9m the 5% minority interest held in Ciel SA of which (Pounds)0.5m was paid to Mr P Y Morlet who was, at the time, Managing Director of the Group's French subsidiaries.

                THE SAGE GROUP PLC ANNUAL REPORT & ACCOUNTS 1997

26. POST BALANCE SHEET EVENT

  On 18 December 1997, the Company's print management business, Dataform (comprising Yorkshire Business Forms Limited and Venture Business Forms) was sold to its management team for a gross consideration of (Pounds)7.2m inclusive of a pre-disposal dividend of (Pounds)1.1m giving a net consideration of (Pounds)6.1m. Dataform's operating profit for the year ended 30 September 1997 was (Pounds)0.9m.

[SAGE LOGO]




Auditors' Report


AUDITORS' REPORT TO THE MEMBERS OF THE SAGE GROUP PLC


We have audited the financial statements on pages 32 to 51 which have been prepared under the historical cost convention and the accounting policies set out on pages 37 to 38.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described on page 27 the Company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of affairs of the Company and of the Group as at 30 September 1998 and of the profit and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

PricewaterhouseCoopers

Chartered Accountants and Registered Auditors, Newcastle upon Tyne
9 December 1998

The Sage Group plc
A Report on our Activities 1998


REPORT BY THE AUDITORS TO THE SAGE GROUP PLC ON CORPORATE GOVERNANCE MATTERS

In addition to our audit of the financial statements we have reviewed the directors' statements on pages 24 to 26 concerning the Group's compliance with the paragraphs of the Cadbury Code of Best Practice specified for our review by the London Stock Exchange and their adoption of the going concern basis in preparing the financial statements. The objective of our review is to draw attention to non-compliance with Listing Rules 12.43(j) and 12.43(v).

We carried out our review in accordance with guidance issued by the Auditing Practices Board. That guidance does not require us to perform the additional work necessary to, and we do not, express any opinion on the effectiveness of either the Group's system of internal financial control or the corporate governance procedures nor on the ability of the Group to continue in operational existence.

OPINION
With respect to the directors' statements on internal financial control on pages 25 and 26 and on going concern on page 25, in our opinion the directors have provided the disclosures required by the Listing Rules referred to above and such statements are not inconsistent with the information of which we are aware from our audit work on the financial statements.

Based on enquiry of certain directors and officers of the Company, and examination of relevant documents, in our opinion the directors' statement on page 24 appropriately reflects the Group's compliance with the other aspects of the Code specified for our review by Listing Rule 12.43(j).

PricewaterhouseCoopers

Chartered Accountants, Newcastle upon Tyne
9 December 1998

[SAGE LOGO]



Consolidated Profit and Loss Account
For the year ended 30 September 1998


                                                                   CONTINUING OPERATIONS
                                                                                                        DISCONTINUED
                                                                                  ACQUISITION             OPERATION
                                                 NOTE   (POUND STERLING) '000  (POUND STERLING) '000 (POUND STERLING) '000
                                                 ----    -------------------   -------------------   -------------------
TURNOVER                                          2,3         157,715               30,758                 3,074
Cost of sales                                                 (11,496)              (5,263)               (2,353)
------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                  146,219               25,495                   721
Selling and administrative expenses                          (101,825)             (19,347)                 (502)
------------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT                                2,3,4          44,394                6,148                   219
Profit on disposal of businesses                   20
Interest receivable
Interest payable                                    5
------------------------------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
Taxation on profit on ordinary activities           7
------------------------------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION
AND FOR THE FINANCIAL YEAR
Equity dividends                                    8
------------------------------------------------------------------------------------------------------------------------

AMOUNT TRANSFERRED TO RESERVES                     17
------------------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE (PENCE)                         25

NET DIVIDEND PER SHARE (PENCE)                      8
------------------------------------------------------------------------------------------------------------------------



                                                     1998                  1997
                                                     TOTAL                 TOTAL
                                               (POUND STERLING) '000 (POUND STERLING) '000
                                                -------------------   -------------------
TURNOVER                                              191,547               152,089
Cost of sales                                         (19,112)              (22,032)
-----------------------------------------------------------------------------------------

GROSS PROFIT                                          172,435               130,057
Selling and administrative expenses                  (121,674)              (89,977)
-----------------------------------------------------------------------------------------

OPERATING PROFIT                                       50,761                40,080
Profit on disposal of businesses                        1,232                    -
Interest receivable                                     1,486                   529
Interest payable                                       (5,844)               (2,974)
-----------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION          47,635                37,635
Taxation on profit on ordinary activities             (15,243)              (12,420)
-----------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION           32,392                25,215
and for the financial year
Equity dividends                                       (3,700)               (3,137)
-----------------------------------------------------------------------------------------

Amount transferred to reserves                         28,692                22,078
-----------------------------------------------------------------------------------------

Earnings per share (pence)                              28.85p                23.43p
-----------------------------------------------------------------------------------------

Net dividend per share (pence)                           3.19p                 2.90p





There is no material difference between profits and losses as reported above and historical cost profits and losses in either the current or comparative year.

The Sage Group plc
A Report on our Activities 1998



Consolidated Balance Sheet
As at 30 September 1998

                                                                                    1998                    1997
                                                                  NOTE      (POUND STERLING) '000    (POUND STERLING) '000
                                                                  ----       -------------------      -------------------
FIXED ASSETS
Tangible assets                                                      9                31,087                  25,188
------------------------------------------------------------------------------------------------------------------------

CURRENT ASSETS
Stocks                                                              11                 1,965                   3,299
Debtors                                                             12                41,005                  28,915
Cash at bank and in hand                                                              36,274                   7,372
------------------------------------------------------------------------------------------------------------------------
                                                                                      79,244                  39,586

CREDITORS: amounts falling due within one year                      13               (64,947)                (49,758)
------------------------------------------------------------------------------------------------------------------------

NET CURRENT ASSETS/(LIABILITIES)                                                      14,297                 (10,172)
------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                 45,384                  15,016

CREDITORS: amounts falling due after more than one year             14               (90,305)                (40,974)

DEFERRED MAINTENANCE INCOME                                                          (34,838)                (20,283)
------------------------------------------------------------------------------------------------------------------------
                                                                                     (79,759)                (46,241)
------------------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called up equity share capital                                      16                 1,160                   1,081
Share premium account                                               16                85,373                   9,512
Profit and loss account                                             17               107,348                  77,260
------------------------------------------------------------------------------------------------------------------------
                                                                                     193,881                  87,853
Goodwill reserve                                                    18              (273,640)               (134,094)
------------------------------------------------------------------------------------------------------------------------

EQUITY SHAREHOLDERS' FUNDS                                                           (79,759)                (46,241)
------------------------------------------------------------------------------------------------------------------------

[SAGE LOGO]

Company Balance Sheet
As at 30 September 1998

                                                                                               1998                        1997
                                                                  Note         [pound sterling]'000        [pound sterling]'000
                                                                  ----           ------------------          ------------------
FIXED ASSETS
Investments                                                         10                       73,448                      62,062
-------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Stocks                                                              11                          448                         694
Debtors                                                             12                      159,493                      35,810
Cash at bank and in hand                                                                     18,142                       2,384
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            178,083                      38,888

CREDITORS: amounts falling due within one year                      13                      (19,100)                    (12,028)
-------------------------------------------------------------------------------------------------------------------------------
NET CURRENT ASSETS                                                                          158,983                      26,860
-------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                       232,431                      88,922

CREDITORS: amounts falling due after more than one year             14                      (83,294)                    (29,500)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            149,137                      59,422
-------------------------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES

Called up equity share capital                                      16                        1,160                       1,081
Share premium account                                               16                       85,373                       9,512
Profit and loss account                                             17                       62,604                      48,829
-------------------------------------------------------------------------------------------------------------------------------
EQUITY SHAREHOLDERS' FUNDS                                                                  149,137                      59,422
-------------------------------------------------------------------------------------------------------------------------------

The financial statements on pages 32 to 51 were approved by the Board of Directors on 9 December 1998 and are signed on their behalf by:

P A WALKER
Director

A J HUGHES
Director

The Sage Group plc
A Report on our Activities 1998

Consolidated Cash Flow Statement
For the year ended 30 September 1998

                                                                                               1998                   1997
                                                                         Note  (pound sterling)'000    (pound sterling)'000
                                                                         ----- -------------------     --------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES                                26(A)               54,200                 40,400

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                             1,486                    529
Interest paid                                                                                (4,651)                (2,403)
Interest element of finance lease rental payments                                              (493)                  (545)
--------------------------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND                                             (3,658)                (2,419)
SERVICING OF FINANCE

TAXATION
Corporation tax (including ACT) paid                                                        (11,262)                (9,981)

CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets                                                    (8,815)                (4,733)
Receipts from sales of tangible fixed assets                                                    827                    873
--------------------------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                                                    (7,988)                (3,860)

ACQUISITIONS AND DISPOSALS Purchase of subsidiary undertakings:
Net cash consideration - current year acquisitions                       19(c)             (136,387)               (42,648)
                       - prior year acquisitions                                                498                 (3,993)
Sale of businesses - net cash received                                                        9,803                     -
--------------------------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                                           (126,086)               (46,641)

EQUITY DIVIDENDS PAID                                                                        (3,326)                (2,943)
--------------------------------------------------------------------------------------------------------------------------
CASH OUTFLOW BEFORE FINANCING                                                               (98,120)               (25,444)

FINANCING
Shares issued                                                            26(c)               73,508                    444
Movement in loan funding                                                 26(c)               51,337                 26,697
Finance lease funding net of capital payments                            26(c)                 (299)                  (124)
--------------------------------------------------------------------------------------------------------------------------
NET CASH INFLOW FROM FINANCING                                                              124,546                 27,017
--------------------------------------------------------------------------------------------------------------------------
INCREASE IN CASH IN THE YEAR                                             26(B)               26,426                  1,573
--------------------------------------------------------------------------------------------------------------------------

SAGE

Statement of Total Recognised Gains and Losses
For the year ended 30 September 1998

                                                                                             1998                      1997
                                                                               pound sterling'000        pound sterling'000
                                                                               ------------------        ------------------
Profit for the financial year                                                              32,392                    25,215

Translation of foreign currency net investments and related borrowings                      1,396                     2,953
---------------------------------------------------------------------------------------------------------------------------
Total recognised gains and losses relating to the year                                     33,788                    28,168
---------------------------------------------------------------------------------------------------------------------------


Reconciliation of Movements in Equity Shareholders' Funds
For the year ended 30 September 1998

                                                                                               1998                        1997
                                                                                 pound sterling'000          pound sterling'000
                                                                                 ------------------          ------------------
Profit for the financial year                                                                32,392                      25,215

Dividends                                                                                    (3,700)                     (3,137)
-------------------------------------------------------------------------------------------------------------------------------
Amount transferred to reserves                                                               28,692                      22,078

Translation of foreign currency net investments and related borrowings                        1,396                       2,953

Movement in goodwill reserve in year                                                       (139,546)                    (48,502)

Shares issued                                                                                73,508                         444

Reversal of relief under S131(2) Companies Act 1985 in respect of disposal                    2,432                          -
-------------------------------------------------------------------------------------------------------------------------------
Net decrease in shareholders' funds                                                         (33,518)                    (23,027)

Opening shareholders' funds                                                                 (46,241)                    (23,214)
-------------------------------------------------------------------------------------------------------------------------------
Closing shareholders' funds                                                                 (79,759)                    (46,241)
-------------------------------------------------------------------------------------------------------------------------------

The Sage Group plc
A Report on our Activities 1998

Notes to the Accounts
For the year ended 30 September 1998

1. Accounting policies
(a) BASIS OF ACCOUNTING

The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards in the United Kingdom.

(b) Basis of consolidation

The financial statements of the Group comprise the financial statements of the Company and its subsidiaries prepared to 30 September 1998. The results of subsidiary undertakings acquired during the year are included from the effective date of acquisition and the results of operations sold during the year are included up to the effective date of disposal.

(c) Goodwill

Goodwill, being the excess of the cost of acquisitions over the fair value of assets acquired, is written off directly to a goodwill reserve in the year it is incurred.

(d) Turnover

Turnover represents invoiced sales to third parties after deducting credit notes, allowances, trading discounts and value added tax and is adjusted to include maintenance income on a straight line basis over the life of each maintenance agreement. Revenue not recognised under this policy is classified as deferred maintenance income in the balance sheet.

(e) Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation on tangible fixed assets is provided for as follows:

Freehold land and buildings            -      nil
Long leasehold land and buildings      -      over period of lease
Plant and equipment                    -      15%-33.3% per annum on reducing balance
Fixtures and fittings                  -      15% per annum on reducing balance
Motor vehicles                         -      25% per annum on reducing balance

No depreciation is charged on the Group's freehold buildings because it is the Group's practice to maintain these assets in a continual state of sound repair and the directors consider that the economic life of these properties and their residual values, based upon prices prevailing at the time of acquisition, are such that depreciation is not significant.

(f) Development costs and other intangible assets

All costs associated with the development of software are written off as incurred.

(g) Stocks

Stocks are stated at the lower of cost and net realisable value.

(h) Leasing

Where plant and equipment is acquired by finance leasing arrangements which give rights approximating to ownership the amount representing the purchase price of such assets is included in tangible fixed assets and the related obligations are included as creditors.

All other leases are classified as operating leases and the annual rentals are charged to the profit and loss account as they fall due.

SAGE

Notes to the Accounts continued

1. Accounting policies - continued
(i) Foreign currency translation

Foreign currency assets and liabilities are translated into sterling at rates of exchange ruling at the year end. Trading results are translated at the average rate prevailing during the relevant period. Differences arising on the re-translation of the net investments and the results for the year are taken directly to reserves together with differences on foreign currency borrowings to the extent that they are used to finance or provide a hedge against Group equity investments in foreign enterprises. All other exchange differences are dealt with in the profit and loss account.

(j) Deferred taxation

Provision is made for deferred taxation to the extent that there is a reasonable probability that a liability will arise in the foreseeable future.

(k) Pension schemes

The Group operates money purchase pension schemes for certain of its employees. The costs are charged to the profit and loss account as they fall due.

2. Analysis of operations

                                                                  1998                                                    1997
                         Continuing     Discontinued             Total         Continuing     Discontinued               Total
                         operations        operation                           operations        operation
                    (pound sterling)  pound sterling)  (pound sterling)   (pound sterling)   (pound sterling)  (pound sterling)
                               '000             '000              '000               '000             '000                '000
                               ----             ----              ----               ----             ----                ----
Turnover                    188,473            3,074           191,547            139,492           12,597             152,089
Cost of sales               (16,759)          (2,353)          (19,112)           (12,920)          (9,112)            (22,032)
------------------------------------------------------------------------------------------------------------------------------
Gross profit                171,714              721           172,435            126,572            3,485             130,057
Selling and
  administrative
  expenses                 (121,172)            (502)         (121,674)           (87,419)          (2,558)            (89,977)
------------------------------------------------------------------------------------------------------------------------------
Operating profit             50,542              219            50,761             39,153              927              40,080
------------------------------------------------------------------------------------------------------------------------------

3. Segment information

The directors consider there to be only one class of business, being the development, distribution and support of branded PC accounting software and related products. Therefore, only geographical segment information is given below.

The geographical analysis of turnover by destination is as follows:

                                                              1998                   1997
                                              (pound sterling)'000   (pound sterling)'000
                                              --------------------   --------------------
United Kingdom(1)                                           62,447                 62,162
Mainland Europe                                             77,003                 68,553
United States of America(2)                                 48,189                 18,255
Rest of World                                                3,908                  3,119
-----------------------------------------------------------------------------------------
                                                           191,547                152,089
-----------------------------------------------------------------------------------------

Notes:

1 Includes contribution from discontinued activity, being Dataform (see note
  20).

2 Includes post acquisition contribution of Sage Software, Inc. (formerly State
  Of The Art, Inc.) (see note 19(a)).

The Sage Group plc
A Report on our Activities 1998

3. Segment information - continued

The geographical analysis of turnover, operating profit and net assets/liabilities by origin is as follows:

                                                                       1998                                                 1997
                                Turnover        Operating               Net         Turnover         Operating               Net
                                                   profit     (liabilities)                             profit       liabilities
                                                                    /assets
                                  [pound           [pound            [pound           [pound            [pound            [pound
                           sterling]'000    sterling]'000     sterling]'000    sterling]'000     sterling]'000     sterling]'000
                                    ----             ----              ----             ----              ----              ----
United Kingdom(1)                 62,854           29,395           (78,990)          62,982            24,464           (36,281)
Mainland Europe                   78,916           11,162            (8,051)          70,077            11,763            (8,978)
United States of
 America(2)                       49,777           10,204             7,282           19,030             3,853              (982)
--------------------------------------------------------------------------------------------------------------------------------
                                 191,547           50,761           (79,759)         152,089            40,080           (46,241)
--------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Includes contribution from discontinued activity, being Dataform (see note
20).

(2) Includes post acquisition contribution of Sage Software, Inc. (formerly State Of The Art, Inc.) (see note 19(a)).

4. Operating profit

Operating profit is stated after charging:

                                                                                       1998                    1997
                                                                         [pound sterling]'000    [pound sterling]'000
                                                                         --------------------    --------------------

Staff costs (including directors' emoluments):
  - Wages and salaries                                                               54,788                  40,715
  - Social security costs                                                            11,824                   9,857
  - Other pension costs                                                               1,560                     639
Research and development expenditure (including staff costs)                         18,193                  14,193
Depreciation of tangible fixed assets - owned                                         3,977                   3,119
  -  leased                                                                              21                      38
Loss on sale of tangible fixed assets                                                   171                      99
Operating lease rentals:

  - Hire of plant and machinery                                                       1,337                   1,453
  - Other operating leases                                                            2,418                   2,136
Auditors' remuneration                                                                  304                     263
-------------------------------------------------------------------------------------------------------------------

Auditors' remuneration shown above includes [pound sterling] 15,000 (1997:
[pound sterling] 13,000) in respect of the Company. Non-audit services supplied by the Company's auditors amounted to [pound sterling] 102,000 (1997: [pound sterling] 46,000).

5. Interest payable

                                                                   1998                          1997
                                                   [pound sterling]'000          [pound sterling]'000
                                                  ---------------------          --------------------
Interest payable on borrowings                                    5,351                         2,429
Finance charges on finance leases                                   493                           545
-----------------------------------------------------------------------------------------------------
                                                                  5,844                         2,974
-----------------------------------------------------------------------------------------------------

SAGE

Notes to the Accounts continued

6. Employees and directors

(a) Employees

The average number of persons employed by the Group during the year was:

                                                             1998        1997
United Kingdom and Europe                                   1,578       1,493
United States of America                                      553         275
-----------------------------------------------------------------------------
                                                            2,131       1,768
-----------------------------------------------------------------------------

(b) Directors

The directors and their interests and those of their families in the ordinary share capital of the Company at the dates given below were as follows:

Shares                                          At 30 September          At 30 September
                                                           1998                     1997
                                                           ----                     ----
L C N Bury                                               50,000                   50,000
C J Constable                                             2,000                    2,000
K C Howe                                                250,000                  250,000
A J Hughes                                                   -                        -
M E W Jackson                                            40,925                   53,925
P L Stobart                                                  -                        -
P A Walker                                              850,465                  900,465
A W G Wylie                                          12,342,140               12,442,140
----------------------------------------------------------------------------------------
                                                     13,535,530               13,698,530
----------------------------------------------------------------------------------------

The above interests in the ordinary share capital of the Company are beneficial other than Mr A W G Wylie's holding which includes 3,950,000 (1997: 4,000,000) held by him as trustee in a non-beneficial capacity.

There have been no changes in the directors' interests in the share capital of the Company between 30 September 1998 and 9 December 1998.

The directors' interests in the share options in the Company are set out below:

Options                       Exercise price      At 30 September    Granted in the year      At 30 September
                                                             1997                                        1998
                                                             ----                                        ----
A J Hughes                             99.6p              150,000                     -               150,000
P L Stobart                           432.0p              115,741                     -               115,741
       "                              811.0p                   -                  40,000               40,000
P A Walker                              6.6p              298,315                     -               298,315
       "                               99.6p              250,000                     -               250,000
       "                              339.0p              156,000                     -               156,000
-------------------------------------------------------------------------------------------------------------
                                                          970,056                 40,000            1,010,056
-------------------------------------------------------------------------------------------------------------

Exercise dates for these options are disclosed in note 16 as is relevant market price information. There were no share options exercised by directors during the year.

The Sage Group plc
A Report on our Activities 1998

6. Employees and directors - continued

Directors' emoluments for the year ended 30 September 1998 were as follows:

                            Salary          Bonus         Benefits           Sub       Pension(1)           Total            Total
                                                        in kind(3)          total    contributions           1998             1997
                           (pound          (pound         (pound           (pound        (pound            (pound           (pound
                          sterling)       sterling)      sterling)        sterling)     sterling)         sterling)        sterling)
                             '000            '000           '000             '000         '000               '000             '000
                          ---------       ---------     ----------        ---------  -------------        ---------        ---------

L C N Bury                      20                -               -             20                -              20              19
C J Constable                   23                -               -             23                -              23              19
A D Goldman
 (resigned 30 September 1997)    -                -               -              -                -               -             272
K C Howe                       184                -               3            187                7             194             192
A J Hughes                     110               44              13            167               17             184             155
M E W Jackson(2)               110                -               1            111               15             126              73
T P Maxfield
 (resigned 31 December 1997)     -                -               -              -                -               -             163
P L Stobart                    180               90               9            279               27             306             174
P A Walker(4)                  230              115              13            358               35             393             304
A W G Wylie                    150               75              17            242               23             265             198
-----------------------------------------------------------------------------------------------------------------------------------
                             1,007              324              56          1,387              124           1,511           1,569
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

1 Retirement benefits were accruing to six directors (1997: seven). All pension contributions accrued under money purchase schemes.
2 This amount includes payments of (pound sterling) 25,000 (1997: (pound sterling) 28,750) for corporate advisory services.
3 Benefits in kind include the provision of a company car, fuel, telephone and medical insurance.
4 The highest paid director was P A Walker: emoluments (pound sterling) 393,000;
  no share options exercised (1997: K C Howe: emoluments (pound sterling) 192,000; gains on share options exercised (pound sterling) 1,470,000).

7. Taxation

                                                                                   1998                   1997
                                                                   (pound sterling)'000   (pound sterling)'000
                                                                   ---------------------   ---------------------
UK corporation tax at 31% (1997: 32%)                                           9,792                   8,281
Overseas corporation tax (at prevailing local rates)                            5,451                   4,139
-------------------------------------------------------------------------------------------------------------
                                                                               15,243                  12,420
-------------------------------------------------------------------------------------------------------------

8. Equity dividends

                                                                                   1998                    1997
                                                                   (pound sterling)'000    (pound sterling)'000
                                                                   --------------------    --------------------
Interim paid 1.07p per share (1997: 0.97p)                                      1,240                   1,052
Final proposed 2.12p per share (1997: 1.93p)                                    2,460                   2,085
-------------------------------------------------------------------------------------------------------------
Total 3.19p (1997: 2.90p)                                                       3,700                   3,137
-------------------------------------------------------------------------------------------------------------

[SAGE LOGO]

Notes to the Accounts continued

9. Tangible fixed assets

                                                    Long
                                Freehold       leasehold            Plant          Fixtures
                                land and        land and              and               and                Motor
                               buildings       buildings        equipment          fittings             vehicles             Total
                         (pound sterling)(pound sterling) (pound sterling)  (pound sterling)     (pound sterling)  (pound sterling)
                                    '000            '000             '000              '000                 '000              '000
                                    ----            ----             ----              ----                 ----              ----
Cost

At 1 October 1997                 16,681             212           13,406             5,569                2,021            37,889
Additions                             81              -             6,634             1,565                  535             8,815
Disposals                             -               -            (2,910)           (1,344)              (1,021)           (5,275)
Acquisitions                          -               -             6,452             1,365                   81             7,898
Exchange rate movements               38              -              (102)              (13)                  (3)              (80)
----------------------------------------------------------------------------------------------------------------------------------
At 30 September 1998              16,800             212           23,480             7,142                1,613            49,247
----------------------------------------------------------------------------------------------------------------------------------
Depreciation
At 1 October 1997                     -               92            8,491             3,326                  792            12,701
Charge for the year                   -                5            2,601             1,078                  314             3,998
Disposals                             -               -            (1,909)             (983)                (474)           (3,366)
Acquisitions                          -               -             4,098               789                    8             4,895
Exchange rate movements               -               -               (55)              (10)                  (3)              (68)
----------------------------------------------------------------------------------------------------------------------------------
At 30 September 1998                  -               97           13,226             4,200                  637            18,160
----------------------------------------------------------------------------------------------------------------------------------
Net book amount
At 30 September 1998              16,800             115           10,254             2,942                  976            31,087
----------------------------------------------------------------------------------------------------------------------------------
At 30 September 1997              16,681             120            4,915             2,243                1,229            25,188
----------------------------------------------------------------------------------------------------------------------------------

Included above are fixed assets purchased under finance leases at a cost of (pound sterling) 3,915,000 (1997: (pound sterling) 5,250,000). The accumulated depreciation on these assets at 30 September 1998 amounted to (pound sterling) 159,000 (1997: (pound sterling) 1,231,000).

10. Investments

Equity interests in subsidiary undertakings are as follows:

                                                                          Company
                                                                             1998
                                                             (pound sterling)'000
                                                             --------------------
Cost

At 1 October 1997                                                          62,358
Additions                                                                 101,106
Disposals(1)                                                              (89,720)
---------------------------------------------------------------------------------
At 30 September 1998                                                       73,744
---------------------------------------------------------------------------------
Provision for diminution in value
At 1 October 1997 and 30 September 1998                                      (296)
---------------------------------------------------------------------------------
Net book amount
At 30 September 1998                                                       73,448
---------------------------------------------------------------------------------
At 30 September 1997                                                       62,062
---------------------------------------------------------------------------------

Note:

1 Disposals to third parties during the year related to the Dataform business
  (as disclosed in note 20). The remaining disposals were to subsidiary undertakings under a group reorganisation.

The Sage Group plc
A Report on our Activities 1998

10. Investments - continued

Principal trading subsidiary undertakings, included in the Group accounts, at 30 September 1998 are shown below. All of these subsidiary undertakings are wholly owned and are engaged in the development, distribution and support of branded PC accounting software and related products.

Company                                                                               Country of Incorporation(3)
-------                                                                               -------------------------
Sage Software Limited (formerly Sagesoft Limited)                                     England
P.A.S.E. Limited(1)                                                                   Scotland
Sage Software, Inc. (formerly State Of The Art, Inc.)(1)                              USA
Sage US Holdings, Inc.(1,2)                                                           USA
Prosoft Corp (trading as Carpe Diem)(1)                                               USA
Ciel SA(1)                                                                            France
Sage France(1)                                                                        France
Meteor SA(1)                                                                          France
Sage KHK Software Gmbh & Co KG (formerly KHK Software AG)(1)                          Germany
---------------------------------------------------------------------------------------------------------------

Notes:

(1) Shares held by subsidiary undertaking.

(2) The businesses of DacEasy Inc, Telemagic Inc and Timeslips Inc were merged into this company on 1 October 1997.

(3) All companies operate in their country of incorporation with the exception of P.A.S.E. Limited which operates in England.

All investments are in ordinary share capital with the exception of Sage KHK Software Gmbh & Co KG which is a partnership in which two subsidiary undertakings are equity partners.

11. Stocks

                                                                                Group                                      Company
                                                              1998                 1997                  1998                   1997
                                              (pound sterling)'000 (pound sterling)'000  (pound sterling)'000   (pound sterling)'000
                                              -------------------- --------------------  --------------------   --------------------
Materials                                                    787                  886                    -                      88
Finished goods                                             1,178                2,413                   448                    606
----------------------------------------------------------------------------------------------------------------------------------
                                                           1,965                3,299                   448                    694
----------------------------------------------------------------------------------------------------------------------------------

12. Debtors

                                                                                Group                                      Company
                                                              1998                 1997                  1998                   1997
                                              (pound sterling)'000 (pound sterling)'000  (pound sterling)'000   (pound sterling)'000
                                              -------------------- --------------------  --------------------   --------------------

Trade debtors                                             33,084               19,642                10,230                  7,468
Amounts owed by Group undertakings                            -                    -                148,149                 27,491
Debts factored with recourse (note 13)                     1,544                5,580                    -                      -
Other debtors                                              1,359                1,549                   119                     32
Prepayments                                                2,758                1,623                   380                    298
Taxation recoverable                                       2,260                  521                   615                    521
----------------------------------------------------------------------------------------------------------------------------------
                                                          41,005               28,915               159,493                 35,810
----------------------------------------------------------------------------------------------------------------------------------

Taxation recoverable includes Advance Corporation Tax of (pound sterling) 615,000 which is recoverable more than one year after the balance sheet date.

SAGE

13. Creditors: amounts falling due within one year

                                                                                 Group                            Company
                                                             1998                 1997                   1998                1997
                                             [pound sterling]'000 [pound sterling]'000   [pound sterling]'000 [pound sterling]'000
                                             -------------------- --------------------   --------------------  -------------------
Current portion of loans and bank overdrafts                7,696                5,110                  4,610               4,500
Current portion of finance lease obligations                  304                  422                     -                   -
Trade creditors                                             9,149                9,374                  1,658               1,345
Provision for debts factored with recourse
 (note 12)                                                  1,544                5,580                     -                   -
Amounts owed to Group undertakings                             -                    -                   3,583                 204
Corporation tax                                            16,322               11,041                    140                  29
Other taxes and social security costs                       7,504                7,285                  1,846               1,525
Accruals                                                   10,913                6,789                  2,930               1,819
Deferred consideration on acquisitions
    and cost of share options assumed                       4,875                   -                   1,258                  -
Advance Corporation Tax                                       615                  521                    615                 521
Proposed dividend                                           2,460                2,085                  2,460               2,085
Other creditors                                             3,565                1,551                     -                   -
---------------------------------------------------------------------------------------------------------------------------------
                                                           64,947               49,758                 19,100              12,028
---------------------------------------------------------------------------------------------------------------------------------


Included in current portion of loans and bank overdrafts is [pound sterling] 4,610,000 (1997: [pound sterling] 4,500,000) of unsecured loans and [pound sterling] 3,026,000 (1997: [pound sterling] 550,000) of bank overdrafts.

14. Creditors: amounts falling due after more than one year

                                                                        Group                                      Company
                                                   1998                  1997                   1998                  1997
                                [pound sterling]'000     [pound sterling]'000   [pound sterling]'000  [pound sterling]'000
                                --------------------     --------------------   --------------------  --------------------
Finance lease obligations:

  1 - 2 years                                       221                    181                    -                     -
  2 - 5 years                                       944                    790                    -                     -
  5 years and over                                4,798                  5,112                    -                     -

Loans:

  1 - 2 years                                    14,062                  8,748                13,719                 8,400
  2 - 5 years                                    56,124                 25,558                55,944                21,100
  5 years and over                               14,156                    585                13,631                    -
--------------------------------------------------------------------------------------------------------------------------
                                                 90,305                 40,974                83,294                29,500
--------------------------------------------------------------------------------------------------------------------------

Included in loans above and in note 13 is [pound sterling] 88,616,000 (1997:
[pound sterling] 38,278,000) of unsecured loans taken out in connection with acquisitions. Of this sum, $60,000,000 ([pound sterling] 35,561,000) of Senior Notes were issued to the US private placement market. These Notes are repayable in equal annual instalments from 2001 to 2005 with a fixed interest coupon of 6.77% per annum. The remaining [pound sterling] 53,055,000 is held as a five year bank loan facility. In the table above these loans are stated net of unamortised issue costs of [pound sterling] 711,000 (1997: [pound sterling] nil). The Company incurred total issue costs of [pound sterling] 814,000 in respect of these facilities. These costs, together with the interest expense, are allocated to the profit and loss account over the term of the facility at a constant rate on the carrying amount.

Other loans repayable in excess of five years include [pound sterling] 525,000 which are secured on a Group freehold property and accrue interest at a rate of 1.75% over the UK base rate and are repayable at [pound sterling] 60,000 per annum.

THE SAGE GROUP PLC
A REPORT ON OUR ACTIVITIES 1998


15. PROVISIONS FOR LIABILITIES AND CHARGES

The provision for deferred taxation at 30 September 1998 was [pound sterling] nil (1997: [pound sterling]nil)

                                                                            Group                                    Company
                                                          1998              1997                 1998                 1997
                                                [pound sterling]'000 [pound sterling]'000 [pound sterling]'000 [pound sterling]'000
-----------------------------------------------------------------------------------------------------------------------------------
Full potential deferred tax asset:
Tax deferred by accelerated capital allowances            845                   714                   -                -
Chargeable gains subject to rollover relief               780                    -                    -                -
Short term timing differences                         (13,437)               (9,814)                  -                -
-----------------------------------------------------------------------------------------------------------------------------------
                                                      (11,812)               (9,100)                  -                -
-----------------------------------------------------------------------------------------------------------------------------------

Deferred tax has been calculated at 30% (1997: 31%) in respect of UK companies (being the prevailing UK corporation tax rate at 30 September 1998) and at the respective prevailing rates for the overseas subsidiaries. No deferred tax has been provided in respect of the remittance of earnings retained overseas as there is no intention in the foreseeable future to remit these earnings to the UK.


16. CALLED UP EQUITY SHARE CAPITAL AND SHARE PREMIUM ACCOUNT
(a) ordinary share capital

                                                                                                  GROUP AND COMPANY
                                                                                              1998              1997
                                                                                     [pound sterling]'000   [pound sterling]'000
------------------------------------------------------------------------------------------------------------------------------
Allotted and fully paid
116,039,449 ordinary shares of 1p each (1997: 108,072,478)                                   1,160              1,081
------------------------------------------------------------------------------------------------------------------------------


The authorised share capital of the Company at 30 September 1998 and 30 September 1997 was [pound sterling] 1,438,500 comprising 143,850,000 ordinary shares of 1p each.

During the year 7,826,694 1p ordinary shares were issued to investing institutions at 960p in respect of the acquisition of State Of The Art, Inc. (now Sage Software, Inc.). In addition, 134,870 1p ordinary shares were issued in respect of options exercised under executive share option schemes which were exercised at prices of 6.6p, 62p, 595p and 695p. Proceeds received in respect of these share issues were [pound sterling] 75,237,935. The following share options were outstanding under executive share option schemes at 30 September 1998:

Date Option                          Option Price              Date Exercisable                          Number
Granted                                 Per Share                                                     of Shares
---------------------------------------------------------------------------------------------------------------
16 March 1989                                6.6p              6 December 1989 - 16 March 1999          298,315
11 January 1991                             37.8p              11 January 1994 - 11 January 2001        103,160
5 January 1993                              98.0p              5 January 1996 - 5 January 2003           75,000
16 December 1993                            99.6p              16 December 1996 - 16 December 2003      400,000
15 January 1996                            339.0p              15 January 1999 - 15 January 2006        156,000
3 May 1996                                 432.0p              3 May 1999 - 3 May 2006                  160,741
10 February 1997                           539.0p              10 February 2000 - 10 February 2007       15,000
19 May 1997                                652.0p              19 May 2000 - 19 May 2007                150,000
17 December 1997                           811.0p              17 December 2000 - 17 December 2007      330,660
7 January 1998                             827.0p              7 January 2001 - 7 January 2008           35,000
20 January 1998                            987.5p              20 January 2001 - 20 January 2008         15,000
20 April 1998                    468.7p - 1041.0p              8 August 1999 - 3 March 2009             345,583
15 May 1998                               1400.0p              15 May 2001 - 15 May 2008                335,356
---------------------------------------------------------------------------------------------------------------

SAGE

NOTES TO ACCOUNTS CONTINUED

16. CALLED UP EQUITY SHARE CAPITAL AND SHARE PREMIUM ACCOUNT - CONTINUED
In addition options as follows were granted on 20 September 1996 and 9 January 1998 under the terms of The Sage Group plc 1996 Savings Related Share Option Scheme approved by members on 7 February 1996:

---------------------------------------------------------------------------------------------------------------
20 September 1996                          346.0p              20 September 1999 - 19 March 2000         35,655
20 September 1996                          346.0p              20 September 2001 - 19 March 2002        102,564
20 September 1996                          346.0p              20 September 2003 - 19 March 2004         27,045
9 January 1998                             648.0p              9 January 2001 - 8 July 2001              69,633
9 January 1998                             648.0p              9 January 2003 - 8 July 2003              38,782
9 January 1998                             648.0p              9 January 2005 - 8 July 2005              12,031
---------------------------------------------------------------------------------------------------------------

Under the above scheme, 5,407 1p ordinary shares were issued during the year for proceeds of [pound sterling] 18,887.

The market price of the shares of the Company at 30 September 1998 was 1,283p and the highest and lowest prices during the year were 1,783p and 686p respectively.

(b) Share premium account

                                                                                                       Group and
                                                                                                        Company
                                                                                                [Pound Sterling]'000
--------------------------------------------------------------------------------------------------------------------
At 1 October 1997                                                                                         9,512
Shares issued                                                                                            73,429
Reversal of relief under S131(2) Companies Act 1985 in respect of disposal of Dataform (note 20)          2,432
--------------------------------------------------------------------------------------------------------------------
At 30 September 1998                                                                                     85,373
--------------------------------------------------------------------------------------------------------------------


17. PROFIT AND LOSS ACCOUNT

                                                                                 Group                  Company
                                                                        [Pound Sterling]'000     [Pound Sterling]'000
---------------------------------------------------------------------------------------------------------------------
At 1 October 1997                                                               77,260                   48,829
Retained profit for the year                                                    28,692                   13,775
Foreign currency translation differences                                         1,396                       -
---------------------------------------------------------------------------------------------------------------------
At 30 September 1998                                                           107,348                   62,604
---------------------------------------------------------------------------------------------------------------------

Currency translation adjustments in the Group profit and loss account include gains of [pound sterling] 1,654,000 (1997: [pound sterling] 1,172,000) relating to foreign currency borrowings used to finance overseas investments.


18. GOODWILL RESERVE


                                                                                                          Group
                                                                                                 Pound Sterling'000
-------------------------------------------------------------------------------------------------------------------
At 1 October 1997                                                                                       134,094
Goodwill arising in the year                                                                            139,546
-------------------------------------------------------------------------------------------------------------------
At 30 September 1998                                                                                    273,640
-------------------------------------------------------------------------------------------------------------------

Goodwill arising in the year comprises [pound sterling] 134.1m in respect of the acquisition of State Of The Art, Inc. (now Sage Software, Inc.) (see note 19(a)), [pound sterling] 7.1m in respect of other acquisitions (see note 19(b)), [pound sterling] 1.0m principally in respect of the final determination of product warranty and reorganisation liabilities existing prior to the acquisition of KHK Software AG (now Sage KHK Software Gmbh & Co KG), [pound sterling] 0.3m in respect of adjustments to costs of acquisitions in prior years and [pound sterling] (3.0m) in respect of businesses sold during the year (see note 20).

The Sage Group plc
A Report on Our Activities 1998

18. GOODWILL RESERVE - CONTINUED

The cumulative amount of goodwill written off to reserves before utilisation of S131(2) of the Companies Act 1985 amounts to [pound sterling]274,985,000 at 30 September 1998 (1997: [pound sterling] 137,871,000).


19. ACQUISITIONS

(a) Sage Software, Inc. (formerly State Of The Art, Inc.)

On 3 March 1998 the Group completed the acquisition of State Of The Art, Inc. (now Sage Software, Inc.) for a net cash consideration of [pound sterling]132.4m (inclusive of [pound sterling]1.5m related costs). Total goodwill arising on the acquisition is [pound sterling]134.1m. The fair value of net assets acquired is based on provisional assessments pending final determination of the value of certain assets and liabilities.

The assets and liabilities of Sage Software, Inc. (formerly State Of The Art, Inc.) at fair value were:



                                                                                   Fair Value Adjustments
                                                                      Alignment               Other(2)
                                                                    of Accounting                                   Fair Value
                                          Book Value                  Policies(1)                                   to Group
                                        [pound sterling]'000   [pound sterling]'000     [pound sterling]'000    [pound sterling]'000
------------------------------------------------------------------------------------------------------------------------------------
Fixed assets                              4,867             (1,948)                           -                          2,919
Stocks                                      552                 -                           (67)                           485
Debtors                                   5,876                 -                          (151)                         5,725
Cash at bank                             29,026                 -                             -                         29,026
Creditors falling due within one year    (4,411)                -                          (345)                        (4,756)
Deferred income                          (4,142)                -                             -                         (4,142)
------------------------------------------------------------------------------------------------------------------------------------
                                         31,768             (1,948)                        (563)                        29,257
Cash consideration including costs (note 19(c))                                                                        161,444
Cost of share options assumed                                                                                            1,871
------------------------------------------------------------------------------------------------------------------------------------
Goodwill arising (note 18)                                                                                             134,058
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) Alignment of accounting policies relates to the elimination of intangible fixed assets previously held in the books of State Of The Art, Inc..
(2) Other adjustments include a provision in respect of an onerous contract and reassessments of the provisions for bad and doubtful debts and product returns.

Prior to acquisition the last full set of financial statements of State Of The Art, Inc. (now Sage Software, Inc.) was prepared to 31 December 1997 and showed a profit after taxation and minority interests of $6,543,000.

The pre-acquisition results for State Of The Art, Inc. (now Sage Software, Inc.) for the period from 1 January 1998 to 2 March 1998 prepared under State Of The Art, Inc. accounting policies and principles prevailing prior to acquisition were as follows:


                                                                                   $'000
----------------------------------------------------------------------------------------
Turnover                                                                           8,982
----------------------------------------------------------------------------------------
Operating loss                                                                    (1,221)
Net interest receivable                                                              274
----------------------------------------------------------------------------------------
Loss before taxation                                                                (947)
Taxation and minority interests                                                       -
----------------------------------------------------------------------------------------
Loss after taxation                                                                 (947)
----------------------------------------------------------------------------------------


Other than the loss for the period, there were no other gains or losses.

[SAGE LOGO]

NOTES TO THE ACCOUNTS CONTINUED

19. ACQUISITIONS - CONTINUED

(b) Other acquisitions

Other acquisitions comprise the purchase of P.A.S.E. Limited, PACS Holdings Limited, Meteor SA and the unincorporated businesses of Cerium, AMI Logidis and Acquarious.

i) P.A.S.E. Limited was acquired on 28 September 1998 for an initial cash consideration of (pound sterling) 1.6m (including costs). A maximum of (pound sterling) 1.1m further consideration is potentially payable for this acquisition dependent primarily upon the achievement of revenue thresholds. This has been provided in these accounts.

ii) PACS Holdings Limited was acquired on 12 February 1998 for an initial cash consideration of (pound sterling) 0.8m (including costs). A maximum of (pound sterling) 1.3m further consideration is potentially payable for this acquisition dependent upon the achievement of revenue thresholds. This has been provided in these accounts.

iii) Meteor SA was acquired on 16 September 1998 for a cash consideration of (pound sterling) 1.0m (including costs). No deferred consideration is payable.

iv) Cerium, AMI Logidis and Acquarious were acquired during the year for a total cash consideration of (pound sterling) 0.4m. No deferred consideration is payable under these acquisitions.

The fair value of net assets acquired in respect of the above, based on provisional assessments pending final determination of certain assets and liabilities, is summarised below:



                                                                     Fair Value Adjustments
                                                                     ----------------------
                                                                       Alignment            Other(2)
                                                                     of Accounting                               Fair Value
                                                       Book Value     Policies(1)                                 to Group
                                                (Pound Sterling)'000 (Pound Sterling)'000 (Pound Sterling)'000 (Pound Sterling)'000
-----------------------------------------------------------------------------------------------------------------------------------
Fixed assets                                                 155           -                      (39)                116
Stocks                                                        14           -                        -                  14
Debtors                                                      340           -                        -                 340
Cash at bank                                                 411           -                        -                 411
Creditors falling due within one year                     (1,507)          -                      (62)             (1,569)
Deferred income                                              (88)         (37)                     -                 (125)
-----------------------------------------------------------------------------------------------------------------------------------
                                                            (675)         (37)                   (101)               (813)
Cash consideration including pound sterling
0.1m of costs (note 19(c)                                                                                           3,880
Deferred consideration                                                                                              2,373
-----------------------------------------------------------------------------------------------------------------------------------
Goodwill arising (note 18)                                                                                          7,066
-----------------------------------------------------------------------------------------------------------------------------------


Notes:
(1) Alignment of accounting policies relates to the recognition of deferred maintenance income in accordance with the Company's accounting policy.

(2) Other adjustments include a provision for diminution in value of fixed assets and a reassessment of the provision for product returns.

(c) Analysis of net outflow of cash in respect of acquisitions

Cash consideration:


                                                         (Pound Sterling)'000
-----------------------------------------------------------------------------
Sage Software, Inc. (formerly State Of The Art, Inc.),
(note 19(a))                                                  161,444
Other acquisitions (note 19(b))                                 3,880
Net cash acquired                                             (28,937)
-----------------------------------------------------------------------------
                                                              136,387
-----------------------------------------------------------------------------

THE SAGE GROUP PLC
A REPORT ON OUR ACTIVITIES 1998

20. DISPOSALS

On 17 December 1997 the Group disposed of its investments in Yorkshire Business Forms Ltd and Venture Business Forms (together trading as Dataform) to Dataform's management team led by Mr B Holbrook. On 9 March 1998 Multisoft Financial Systems Limited, a subsidiary undertaking, sold its direct sales division. Details of assets and liabilities sold under these transactions were as follows:



                                                                                                   Pound Sterling'000
---------------------------------------------------------------------------------------------------------------------
Fixed assets                                                                                                987
Stocks                                                                                                    1,290
Debtors                                                                                                   3,771
Bank overdraft                                                                                             (643)
Creditors falling due within one year                                                                    (2,931)
---------------------------------------------------------------------------------------------------------------------
                                                                                                          2,474
Gross goodwill arising on acquisition(1)                                                                  5,454
Less: proceeds of disposal - cash                                                                         9,160
---------------------------------------------------------------------------------------------------------------------
Profit on disposal                                                                                        1,232
---------------------------------------------------------------------------------------------------------------------


Note:
(1) Stated before merger relief under S131(2) Companies Act 1985 of pound sterling 2,432,000 giving pound sterling 3,022,000 of net goodwill.


21. PARENT COMPANY PROFIT AND LOSS ACCOUNT
As permitted by Section 230(1) of the Companies Act 1985, The Sage Group plc has not presented its own profit and loss account. The amount of profit for the financial year before dividends within the accounts of the parent company is pound sterling 17,475,000 (1997: pound sterling 16,185,000). There is no material difference between the profits and losses as reported above and historical cost profits and losses and there are no other gains or losses in the year.


22. OPERATING LEASE COMMITMENTS
The Group's annual commitment under non-cancellable operating leases comprises:

                                                                      1998                                    1997
                                                    Plant and     Land and           Plant and            Land and
                                                    Equipment    Buildings           Equipment            Buildings
                                           Pound Sterling'000   Pound Sterling'000   Pound Sterling'000   Pound Sterling'000
----------------------------------------------------------------------------------------------------------------------------
Expiring within 1 year                                    136          199                1,159                291
Expiring between 1 and 2 years                          1,265          292                  600                716
Expiring between 2 and 5 years                            585        1,910                1,123              3,433
----------------------------------------------------------------------------------------------------------------------------
                                                        1,986        2,401                2,882              4,440
----------------------------------------------------------------------------------------------------------------------------


The Company has no operating lease commitments (1997: none).


23. CAPITAL COMMITMENTS AND CONTINGENT LIABILITIES

The Group and Company have no contracted capital commitments at 30 September 1998 (1997: none). The Group and Company have no contingent liabilities at 30 September 1998 (1997: none).

SAGE

Notes to the Accounts continued

24. PENSION COMMITMENTS
The Group operates pension plans throughout the world. These plans are devised in accordance with local conditions and practices in the country concerned. All pension plans are money purchase schemes.


25. EARNINGS PER SHARE
The calculation of earnings per share is based on pound sterling 32.4m (1997: pound sterling 25.2m) profit attributable to shareholders and on 112,281,193 shares (1997: 107,641,176) being the weighted average number of shares in issue during the year. Earnings per share would not be materially different if the 2,705,525 (1997: 1,707,726) shares under option referred to in note 16 were taken into the calculation.


26. CONSOLIDATED CASH FLOW STATEMENT
(a) Reconciliation of operating profit to net cash inflow from operating activities


                                                                                      1998        1997
                                                                         Pound Sterling'000   Pound Sterling'000
----------------------------------------------------------------------------------------------------------------
Operating profit                                                                     50,761      40,080
Depreciation charges                                                                  3,998       3,157
Loss on sale of tangible fixed assets                                                   171          99
Exchange differences                                                                   (134)     (1,356)
Decrease in stocks                                                                      425         578
(Increase)/decrease in debtors                                                       (6,567)      2,298
Decrease in creditors                                                                  (658)     (4,650)
Deferred consideration in respect of acquisitions                                    (4,875)         -
Increase in provision for deferred maintenance income                                11,079         194
----------------------------------------------------------------------------------------------------------------
Net cash inflow from operating activities                                            54,200      40,400
----------------------------------------------------------------------------------------------------------------


(b) Analysis of changes in net cash


                                                                                       Pound Sterling'000
-------------------------------------------------------------------------------------------------------
At 1 October 1997                                                                                 6,822
Net cash movement                                                                                26,426
-------------------------------------------------------------------------------------------------------
At 30 September 1998                                                                             33,248
-------------------------------------------------------------------------------------------------------

The net cash balance at 30 September 1998 is disclosed in the balance sheet as cash at bank and in hand of pound sterling 36,274,000 (1997: pound sterling 7,372,000) and bank overdrafts of pound sterling 3,026,000 (1997: pound sterling550,000).


(c) Analysis of changes in financing during the year



                                                         SHARE CAPITAL
                                                            (INCLUDING                           OBLIGATIONS UNDER
                                                               PREMIUM)                LOANS        FINANCE LEASES
                                                     POUND STERLING'000   POUND STERLING'000    POUND STERLING'000
------------------------------------------------------------------------------------------------------------------
At 1 October 1997                                                10,593        39,451                    6,505
Exchange differences                                               --          (1,776)                      61
Reversal of relief under S131(2) Companies Act 1985
    in respect of disposal of Dataform (note 20)                  2,432          --                         --
Net cash flow from financing                                     73,508        51,337                     (299)
------------------------------------------------------------------------------------------------------------------
At 30 September 1998                                             86,533        89,012                    6,267
------------------------------------------------------------------------------------------------------------------

THE SAGE GROUP PLC
A REPORT ON OUR ACTIVITIES 1998


26. CONSOLIDATED CASH FLOW STATEMENT - CONTINUED
(d) Reconciliation of net cash flow to movement in net debt (inclusive of finance leases)

                                                                                                [POUND STERLING]'000
--------------------------------------------------------------------------------------------------------------------
Increase in cash in the year                                                                             26,426
Cash inflow from increase in debt                                                                       (51,038)
--------------------------------------------------------------------------------------------------------------------
Change in net debt resulting from cash flows                                                            (24,612)
Exchange difference                                                                                       1,715
--------------------------------------------------------------------------------------------------------------------
Movement in net debt in the year                                                                        (22,897)
Net debt at 1 October 1997                                                                              (39,134)
--------------------------------------------------------------------------------------------------------------------
Net debt at 30 September 1998                                                                           (62,031)
--------------------------------------------------------------------------------------------------------------------


(e) Analysis of change of net debt (inclusive of finance leases)

                                                              AT          CASH FLOW   ACQUISITIONS           EXCHANGE             AT
                                                       1 OCTOBER                        /DISPOSALS           MOVEMENT   30 SEPTEMBER
                                                            1997                                                                1998
                                                          [POUND        [POUND            [POUND              [POUND         [POUND
                                                   STERLING]'000 STERLING]'000     STERLING]'000       STERLING]'000   STERLING]'000
------------------------------------------------------------------------------------------------------------------------------------
Net cash at bank and in hand                            6,822           (3,138)           29,580                (16)        33,248
Loans due within one year                              (4,560)            (154)               -                  44         (4,670)
Finance leases due within one year                       (422)             125                -                  (7)          (304)
Loans due after more than one year                    (34,891)         (51,183)               -               1,732        (84,342)
Finance leases due after more than one year            (6,083)             174                -                 (54)        (5,963)
------------------------------------------------------------------------------------------------------------------------------------
                                                      (39,134)         (54,176)           29,580              1,699        (62,031)
------------------------------------------------------------------------------------------------------------------------------------


(f) Summary of effects of acquisitions and disposals on cash flow
A summary of the net cash outflow in respect of acquisitions is given in note 19(c) and the net cash inflow in respect of businesses sold during the year is given in note 20.

The subsidiary undertakings acquired during the year absorbed [pound sterling]3,197,000 of the Group's net operating cash flows, received [pound sterling]237,000 in respect of net returns on investments and servicing of finance, paid [pound sterling]1,287,000 in respect of taxation and utilised [pound sterling]1,514,000 for capital expenditure.

The business sold during the year contributed [pound sterling] 446,000 to the Group's net operating cash flows and utilised [pound sterling] 64,000 for capital expenditure.


27. RELATED PARTY TRANSACTIONS
On the 17 December 1997, the Group disposed of its subsidiary undertakings, Yorkshire Business Forms Limited and Venture Business Forms (together trading as Dataform). Since that date, purchases by the Group from Dataform amounted to [pound sterling] 1,751,773. At 30 September 1998 outstanding balances payable to Dataform were [pound sterling] 411,075.



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